                                   EXHIBIT 5

                          OPINION OF HOLLAND & KNIGHT

                                HOLLAND & KNIGHT
                             400 NORTH ASHLEY DRIVE
                                   SUITE 2300
                              TAMPA, FLORIDA 33602



                                October 25, 1995

Poe & Brown, Inc.
220 South Ridgewood Avenue
Daytona Beach, Florida 32114

         Re:     Registration Statement on Form S-8

Gentlemen:

         We refer to Amendment No. 1 to the Registration Statement (the "Registration Statement") on Form S-8 filed today by Poe & Brown, Inc. (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 an aggregate of 150,000 additional shares (the "Shares") of the authorized common stock, par value $.10 per share, of the Company being offered to certain employees of the Company pursuant to the Company's 1990 Employee Stock Purchase Plan (the "Plan").

         In connection with the foregoing registration, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, and representatives of the Company, and other documents as we deemed necessary to deliver the opinion expressed below.

         Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares will be, when and if issued in accordance with the terms of the Plan, duly authorized, validly issued, and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                     Very truly yours,

                                     HOLLAND & KNIGHT



                                     By: /s/ Michael L. Jamieson
                                        -----------------------------------
                                        Michael L. Jamieson